UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2018
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Life Partners Position Holder Trust
 (Exact name of registrants as specified in its charter)
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Texas
 (State or Other Jurisdiction of Incorporation)

000-55783	81-6950788
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 13, 2018, Eduardo S. Espinosa is no longer the Trustee of the Life Partners Position Holder Trust (the "Trust"). Mr. Espinosa served as the Trust’s Trustee since his appointment by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division effective as of December 9, 2016.

Also effective December 13, 2018, upon the requisite vote of the Governing Trust Board’s members, the Board appointed Michael Quilling as the Trust’s successor Trustee.

The change in Trustee was made for convenience and not for Cause, as defined in the Trust Agreement. There are no related party transactions between the Position Holder Trust and Mr. Quilling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: December 14, 2018	By:	/s/ Michael J. Quilling
Michael J. Quilling
Trustee